Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2678171
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

307 North Michigan Avenue
Chicago, Illinois 60601
(Address of Principal Executive Offices)

(A)	PENNSYLVANIA MANUFACTURERS CORPORATION 1996 EQUITY INCENTIVE
PLAN, including Amendment No. 1
("The 1996 Plan")

(B)	PMA CAPITAL CORPORATION 2002 EQUITY INCENTIVE PLAN
("The 2002 Plan")

(C)	PMA CAPITAL CORPORATION 2007 OMNIBUS INCENTIVE COMPENSATION PLAN
("The 2007 Plan")

              (Collectively "The Plans")

(Full title of the plans)

Spencer LeRoy III
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
(Name and address of agent for service)

(312) 346-8100
(Telephone number, including area code, of agent for service)

copy to:
William J. Dasso
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
Telephone: 312-762-4279
FAX: 312-346-6397
E-mail: wdasso@oldrepublic.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑		Accelerated filer	☐
(Do not check
if a smaller
reporting
Non-accelerated filer	company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of	Amount		Proposed	Proposed	Amount
Securities	to be		Maximum	Maximum	of
to be	Registered		Offering	Aggregate	Registration
Registered	(1)		Price Per	Offering	Fee (3)
			Share (2)	Price (2)

Common Stock
Par Value
$1.00 Per
Share

A) The 1996 Plan (4)
2001 Grant	13,750		$36.36	$499,950	$36.65

B) The 2002 Plan (4)
2002 Grant	22,550		$35.45	$799,397	$57.00
2003 Grant	37,400		$16.62	$621,588	$44.32
2004(a) Grant	63,738		$10.51	$669,886	$47.76
2004(b) Grant	222,943		$12.76	$2,844,752	$202.83
2004(c) Grant	3,355		$12.44	$41,736	$2.98
2005 Grant	100,400		$14.31	$1,436,724	$102.44

C) The 2007 Plan (4)
2009 RSU Award	254,173	(5)	$13.89	$3,530,463	$251.72
2010 RSU Award	271,876	(5)	$13.89	$3,776,357	$269.25

Total	990,185				$1,014.95

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) of the Securities Act based on the exercise price of the outstanding options and for the Restricted Stock Units under the 2007 Plan, whose price is indeterminate, based upon the average of the high and low price of the Common Stock as reported by the New York Stock Exchange on October 15, 2010.

(3)	Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.00007130 by the proposed maximum aggregate offering price.

(4)
Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") among PMA Capital Corporation ("PMA"), Old Republic International Corporation ("the Company" or the "Registrant"), and OR New Corp. dated June 9, 2010, the Registrant assumed the outstanding options to purchase common shares and the Restricted Stock Unit ("RSU") Awards of PMA under various incentive plans PMA had in place prior to the merger. These plans became exercisable or payable into the Common Stock of the Company, subject to appropriate adjustments to the number of shares and the exercise price of each such option or RSU. The adjustment as determined by the Merger Agreement was .55 share of the Company's Common Stock for each one share of PMA Class A Common Stock.

(5)	These RSU awards are subject to time vesting only as the performance element of their vesting no longer applies.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.                      Plan Information

The documents containing the information specified in Item 1 of Form S-8 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Item 2 of Form S-8 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

1.      The Company's Annual Report on Form 10-K for the year ended December 31, 2009, (including those portions of the Company's definitive proxy statement for the Annual Meeting of Shareholders held on May 28, 2010, which are incorporated by reference in such Annual Report on Form 10-K).

2.  The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (as amended by Form 10-Q/A, filed on September 3, 2010).

3.  The Company's Reports filed on Form 8-K on January 27, 2010, January 29, 2010, March 1, 2010, March 25, 2010, March 26, 2010, April 22, 2010, May 13, 2010, June 3, 2010, June 11, 2010, July 23, 2010 and October 1, 2010.

4.      The description of the Company's capital stock contained in the Company's Registration Statement on Form S-4 filed on July 15, 2010.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.                      INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock offered under the Plans has been passed upon by William J. Dasso, Counsel of the Company.  As of October 15, 2010, Mr. Dasso owned stock, had beneficial ownership in the Company's Employee Stock Ownership Plan and had options to purchase stock granted under the Company's Employee Stock Plan, which are exercisable within 60 days, which in the aggregate represents less than 1/10th of 1% of the Company's Common Stock.

Item. 6.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities and permitted to maintain insurance to cover such liabilities and liabilities against which such corporations may not directly indemnify such persons. Article Thirteenth of the Restated Certificate of Incorporation of the registrant grants indemnification to such persons to the extent permitted by Delaware law and authorizes the purchase of such insurance. Pursuant to the foregoing provisions, the registrant maintains policies of insurance for its directors and certain of its officers.

Article Seventeenth of the Restated Certificate of Incorporation of the registrant eliminates the liability of the registrant's directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his duty of loyalty to the registrant and its stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law or obtains an improper personal benefit.

In addition, the registrant has entered or will enter into an Indemnity Agreement with each of its directors and certain officers. Under the provisions of the Indemnity Agreement, the Registrant agrees with some limitations, to indemnify directors and officers against all expenses of investigations, judicial or administrative proceedings or appeals, whether threatened, pending or completed, amounts paid in settlement, attorneys' fees and, in third party proceedings, judgments and fines, actually and reasonably incurred in the defense or settlement of a civil, criminal or administrative proceeding if the officer or director acted in good faith in a manner which he believed to be in, or not opposed to, the best interests of the registrant.

Item 8.	EXHIBITS

4	Instruments defining the rights of security holders, including indentures

(A)
*Amended and Restated Rights Agreement dated as of November 19, 2007 between Old Republic International Corporation and Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant's Form 8-A filed November 19, 2007).

(B)	*Amendment to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).

(C)	*Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant's Form 8-K filed April 22, 2009).

(D)
*Supplement Indenture dated as of April 29, 2009 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant's Form 8-K filed April 29, 2009).

(E)	*Restated Certificate of Incorporation (Exhibit 3(A) to Registrant's annual Report on Form 10-K for 2004).

(F)	*Old Republic International Corporation Restated By-laws February 25, 2010 (Exhibit 99.1 to Form 8-K filed March 1, 2010).

5(A)	Opinion of William J. Dasso as to the validity of the securities being registered.

10	A )Pennsylvania Manufacturers Corporation 1996 Equity Incentive Plan, including Amendment No. 1.
B) PMA Capital Corporation 2002 Equity Incentive Plan.
C) PMA Capital Corporation 2007 Omnibus Incentive Compensation Plan.

23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23(b)	Consent of William J. Dasso (included as part of Exhibit 5).

24(a)	*Powers of Attorney (Exhibit 24 to Registrant's Annual Report on Form 10-K for 2009).

* Exhibit incorporated herein by reference

Item 9.                      UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or ortherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therfore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opnion of its counsel the matter has been settled by controlling percedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be goverened by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on October 20, 2010.

OLD REPUBLIC INTERNATIONAL CORPORATION

By	/s/ A. C. Zucaro

A.C. Zucaro, Chairman and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 20th day of October, 2010.

Signature	Title

/s/ A.C. Zucaro	Director, Chairman of the Board
Aldo C. Zucaro	and Chief Executive Officer;

/s/ Karl W. Mueller	Senior Vice President and Chief
Karl W. Mueller	Financial Officer; Principal Accounting Officer

Director
Harrington Bischof*

Director and Sales Group Manager
Jimmy A. Dew*	and Vice Chairman of Republic Mortgage Insurance Company

Director
John A. Dixon*

Director
Leo E. Knight, Jr.*

Director and Chairman of Republic
William A. Simpson*	Mortgage Insurance Company

Director
Arnold L. Steiner*

Director
Fredricka Taubitz*

Director
Charles F. Titterton*

Director
Dennis P. Van Mieghem*

Director
Steven R. Walker*

*By:	/s/ A. C. Zucaro
    A. C. Zucaro, Attorney-In-Fact
    Pursuant to a Power of Attorney
    Dated February 25, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

4	Instruments defining the rights of security holders, including indentures.

(A)
*Amended and Restated Rights Agreement dated as of November 19, 2007 between Old Republic International Corporation and Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant's Form 8-A filed November 19, 2007).

(B)	*Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).

(C)	*Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant's Form 8-K filed April 22, 2009).

(D)
*Supplement Indenture dated as of April 29, 2009 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant's Form 8-K filed April 29, 2009).

(E)	*Restated Certificate of Incorporation (Exhibit 3(A) to Registrant's annual Report on Form 10-K for 2004).

(F)	*Old Republic International Corporation restated By-laws February 25, 2010 (Exhibit 99.1 to Form 8-K filed March 1, 2010).

5(A)	Opinion of William J. Dasso as to the validity of the securities being registered.

10	A)	Pennsylvania Manufacturers Corporation 1996 Equity Incentive Plan, including Amendment No. 1.
B)	PMA Capital Corporation 2002 Equity Incentive Plan.
C)	PMA Capital Corporation 2007 Omnibus Incentive Compensation Plan.

23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23(b)	Consent of William J. Dasso (included as part of Exhibit 5).

24(a)	*Powers of Attorney (Exhibit 24 to Registrant's annual Report on Form 10-K for 2009).

* Exhibit incorporated herein by reference.